UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):        July 31, 2007

Sun-Times Media Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 10-S, Chicago Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14a-12)

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The changes in the composition of the Board of Directors (the “Board”) of Sun-Times Media Group, Inc. (the “Company”) which were made by Hollinger Inc., the Company’s controlling stockholder (“Hollinger”), discussed in “Item 5.01—Change of Control of the Registrant” below, resulted in the occurrence of a “Change of Control” as defined in the indenture with respect to the Company’s outstanding 9% Senior Notes due 2010 (the “Notes”). Consequently, the Company will be required to offer to purchase the outstanding Notes at 101% of the principal amount thereof in accordance with the terms of the indenture.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 6, 2007, the Company notified the New York Stock Exchange (the “NYSE”) that, because of the removal of John F. Bard and John O’Brien from the Board as discussed in “Item 5.01—Change of Control of the Registrant” below, the Company was no longer in compliance with Section 303A.07 of the NYSE Listed Company Manual, which section requires that a listed company have an audit committee comprised of at least three members. In addition, the Company’s Nominating and Governance Committee, which still consists of two continuing directors of the Board, determined on August 1, 2007 that none of the directors appointed by Hollinger are “independent” because of the method by which they were appointed and, in any event, three of the appointees are officers of, or counsel to, Hollinger. However, further determination may be made on this matter, as and when appropriate. As a result of this determination, the Company also may not be in compliance with Section 303A.01 of the NYSE Listed Company Manual if a majority of its directors are not determined to be independent. The Company is evaluating its full range of options with respect to the actions taken by Hollinger.

Item 5.01	Change in Control of the Registrant.

Hollinger is the controlling stockholder of the Company, but, prior to the actions described below and the nomination and election of two directors at the Company's Annual Meeting of Stockholders held on January 24, 2006 (which directors have since resigned), had not appointed any specific directors to the Board.

On August 1, 2007, the Company received a notice from Hollinger that certain corporate actions with respect to the Company have been taken by written consent, dated July 31, 2007, signed by Hollinger and its affiliate, 4322525 Canada Inc., who collectively hold a majority in voting interest in the shares of Common Stock of the Company. These corporate actions include (i) amending the Company’s By-Laws to increase the size of the Board from eight members to 11 members and to provide that vacancies occurring in the Board may be filled by stockholders having a majority in voting interest; (ii) removing John F. Bard, John M.

O’Brien and Raymond Troubh as directors of the Company; and (iii) electing William E. Aziz, Brent D. Baird, Albrecht Bellstedt, Peter Dey, Edward C. Hannah and G. Wesley Voorheis as directors of the Company. As a result of these corporate actions, Hollinger’s appointees constitute a majority of the Board.

The Company is evaluating its options with respect to the actions taken by Hollinger. The Company has notified the Special Monitor of the Company, Richard C. Breeden, of Hollinger’s actions. Mr. Breeden serves as Special Monitor pursuant to the Illinois Court Order, dated January 16, 2004, issued by the United States District Court for the Northern District of Illinois in the matter of United States Securities and Exchange Commission v. Hollinger International, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in “Item 5.01—Change of Control of the Registrant” above with regard to the removal of Messrs. Bard, O’Brien and Troubh from, and the appointment of Messrs. Aziz, Baird, Bellstedt, Dey, Hannah and Voorheis to, the Board is hereby incorporated by reference.

As of the date of this report, the directors appointed by Hollinger have not been appointed to any committees of the Board. The information regarding the directors appointed by Hollinger required to be presented under Items 5.02(d)(3) and 5.02(d)(4) of Form 8-K is, due to the circumstances of the appointment of such directors, unavailable to the Company as of the date of this report. The Company will file an amendment to this report containing such information within four business days after such information becomes available to the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in

Fiscal Year.

The information set forth in “Item 5.01—Change of Control of the Registrant” above with regard to the amendments to the Company’s bylaws is hereby incorporated by reference.

Item 8.01	Other Events.

On August 1, 2007, Hollinger and two of its Canadian subsidiaries, 4322525 Canada, Inc. and Sugra Limited, filed Notices of Application in, and received an Initial Order (the “CCAA Order”) from the Ontario Superior Court of Justice (Commercial List) in Ontario, Canada, for protection under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”). Later that day, Hollinger and the same two affiliates filed cases (the “Chapter 15 Cases”) under Chapter 15 of the United States Bankruptcy Code in the

United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in connection with the proceedings pending in Canada and in furtherance of the enforcement in the United States of the CCAA Order. In its Chapter 15 Case, Hollinger filed a motion for a temporary restraining order and a preliminary injunction prohibiting, among other things, any party from taking any actions against Hollinger or Hollinger’s assets. On August 1, 2007, the Bankruptcy Court granted Hollinger’s motion for a temporary restraining order, which temporary restraining order will remain in effect until a hearing scheduled for August 10, 2007 before the Bankruptcy Court to enter a preliminary injunction. In initating the Chapter 15 Case (and in addition to the request for a temporary restraining order and preliminary injunction), Hollinger seeks recognition from the Bankruptcy Court of the proceeding that it commenced in Canada under the CCAA, and relief available under Chapter 15, including further injunctive relief, upon such recognition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: August 6, 2007	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary